SUB-ITEM 77-E   LEGAL PROCEEDINGS
Since October 2003, Federated
and related entities (collectively,
 "Federated") and various
Federated-sponsored mutual funds
(Funds) have been named as
defendants in several class action
lawsuits now pending in the
United States District Court
 for the District of Maryland.
 The lawsuits were
purportedly filed on behalf
of people who purchased, owned
and/or redeemed shares of certain Funds
during specified periods
beginning November 1, 1998.
 The suits are generally similar
in alleging that
Federated engaged in illegal
 and improper trading practices
 including market timing and
late trading in
concert with certain institutional
 traders, which allegedly caused
financial injury to the mutual fund
shareholders. Federated without
 admitting the validity of any
claim has reached a preliminary
settlement
with the Plaintiffs in these
cases. Any settlement would have
 to be approved by the Court.
     Federated entities have
also been named as defendants
in several additional lawsuits
that are now
pending in the United States
 District Court for the Western
 District of Pennsylvania. These
lawsuits have
been consolidated into a single
action alleging excessive
advisory fees involving one of
 the Funds.
     The Board of the Funds
 retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in
each of the lawsuits described
 in the preceding two paragraphs.
Federated and the Funds, and their
respective counsel, have been
 defending this litigation, and
 none of the Funds remains a
defendant in
any of the lawsuits. Additional
 lawsuits based upon similar
allegations may be filed in
the future. The
potential impact of these lawsuits,
 all of which seek monetary damages,
 attorneys' fees and expenses,
and future potential similar suits
 is uncertain. Although we do not
 believe that these lawsuits will
 have a
material adverse effect on the Funds,
there can be no assurance that
these suits, ongoing adverse
publicity and/or other developments
resulting from the allegations in
these matters will not result in
increased redemptions, or reduced
 sales of shares of the Funds or
other adverse consequences for the
Funds.

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-CCRYAN 6/25/10 9:29 AM